       Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

LOANIO, INC.

ARTICLE I

The name of the Corporation is Loanio, Inc. (the “Corporation”).

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road Suite 400 Wilmington DE 19808. The name of the registered agent at such address is The Company Corporation.

ARTICLE IV

1.

The total number of shares of stock which the Corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock with a par value of $.001 (“Common Stock”) and One Million (1,000,000) shares of preferred stock with a par value of $.001 (“Preferred Stock”).

2.

The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein.  Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

(i)

the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

(ii)

whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

(iii)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates

(iv)

upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other series of Preferred Stock or on any other class or classes of stock of the Corporation or any series of any such class;

(v)

whether the shares of such series shall be subject to redemption at the option of the Corporation or the holder thereof, and, if so, the times, prices and other conditions of such redemption;

(vi)

the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, any liquidation of the Corporation, or upon any distribution of the assets, of the Corporation and the preference or relation which such amounts or

(vii)

distributions shall bear to the amounts or distributions payable in such liquidation with respect to any other series of Preferred Stock or with respect to any other class or classes of stock of the Corporation or any series of any such class;

(viii)

whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(ix)

whether the shares of such series shall be convertible into, or exchangeable for, shares of Common Stock, Preferred Stock of any other series or any other class or classes of stock of the Corporation or any series of any such class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

(x)

the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition at the option of the Corporation or any holder of, the Common Stock or shares of Preferred Stock of any other series or any other class or classes of stock of the Corporation or any series of any such class;

(xi)

the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any class or classes of stock of the Corporation or any series of any such class; and

(xii)

any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or

(xiii)

restrictions thereof.  The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding.  The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock.

(xiv)

ARTICLE V

The name and address of the incorporator is as follows:

The Company Corporation

2711 Centerville Road, Suite 400

Wilmington DE 19808

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot, unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE IX

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(i)

The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws.  Election of directors need not be by ballot unless the By-laws so provide;

(ii)

The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the By-laws of the Corporation; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and at what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders;

(ii)

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for  the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware, as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason; and

(iv)

In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this certificate, and to any By-laws of the Corporation made from time to time; provided, however, that no By-laws so made shall invalidate any prior act of the directors which would have been valid if such By-law had not been made.

ARTICLE XI.

1.          No director shall be liable to the Corporation or any of  its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the General Corporation Law of the State of Delaware or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation’s directors to the Corporation or its stockholders to the fullest extent permitted by Section 102 (b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

2.          The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3.

Neither any amendment nor repeal of this ARTICLE X, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this ARTICLE X, shall eliminate or reduce the effect of this ARTICLE X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

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